UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015, Mr. Scott Daniels was appointed to serve as a director on the Board of Directors (the "Board") of Carbonite, Inc. (the "Company"), effective January 4, 2016. Mr. Daniels will serve, subject to the terms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as a Class I director and hold office until 2018, completing the term of Mr. Pravin Vazirani who, concurrently with the appointment of Mr. Daniels, resigned as a director of the Company effective December 31, 2015. Mr. Vazirani, Managing Director at Menlo Ventures, is leaving the Board to continue his focus on very early stage private investments. Mr. Vazirani was serving as chairman of the Nominating and Governance Committee and as a member of the Compensation Committee prior to his resignation. The Company and the Board expressed sincere gratitude to Mr. Vazirani for his many years of service.

Mr. Daniels has spent his entire career investing in and working with public technology companies. He was a senior analyst at Shannon River Partners, a private hedge fund focused on technology, media and communications companies. Prior to Shannon River, Mr. Daniels was a partner at S Squared Technology, a technology investment fund where he evaluated and invested in multiple publicly traded small and midsized emerging growth technology companies around the world. At S Squared, Mr. Daniels focused on enterprise software, storage, networking and SaaS sectors. Prior to S Squared, he was a research analyst at CIBC World Markets covering software. Prior to his investment career, Mr. Daniels spent five years working in the software industry in finance operations roles. Mr. Daniels received his B.A. degree from University of Pennsylvania, and holds an M.B.A. from Columbia Business School.

In connection with his appointment to the Board, the Company granted Mr. Daniels restricted shares with respect to 12,500 shares of our Common Stock, which restricted shares shall vest ratably in quarterly installments over three years contingent upon continued service as a director of the Company, and shall automatically vest in full and become exercisable immediately prior to a change in control of the Company. In addition, Mr. Daniels shall receive compensation in accordance with the terms of the Company’s director compensation program for non-employee directors, the terms of which are disclosed in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on May 11, 2015. The Company also entered into its standard form of indemnification agreement with Mr. Daniels.

The Company has had no transaction since the beginning of its last fiscal year, and has no currently proposed transaction, in which Mr. Daniels has a direct or indirect material interest.

Mr. Daniels has been appointed to serve on the Audit Committee of the Board. Following the appointment of Mr. Daniels, the Audit Committee will consist of Charles Kane (Chair), Todd Krasnow and Scott Daniels. Following the resignation of Mr. Vazirani and the appointment of Mr. Daniels, the Board now consists of eight directors, five of whom are independent within the meaning of NASDAQ listing standards and SEC rules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on January 4, 2016.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel, Vice President and Corporate Secretary